Exhibit 10.5

ASSET PURCHASE AGREEMENT - DOGOPAY

THIS AGREEMENT dated as of 5th day of July, 2011.

BETWEEN:

IMPACT TECHNOLOGIES INC., a Corporation incorporated pursuant to the laws of the state of Nevada having an address at 611-1685 H Street, Blaine, Washington USA 98230

(the “Purchaser”)

 OF THE FIRST PART

AND:

BANYAN TECH VENTURES INC., a corporation incorporated pursuant to the federal laws of Canada having a registered address at Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4

(the “Vendor”)

 OF THE SECOND PART

AND:

LENNOX ONG, an individual having an address at Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4.

(the “Covenantor”)

 OF THE THIRD PART

AND:

DIGAGOGO VENTURES CORP., a Corporation incorporated pursuant to the laws of the state of Delaware having an address at 2011 Courtside Lane, Suite 101, Charlotte, NC 28270

(“Digagogo”)

 OF THE FOURTH PART

WHEREAS:

A.

The Vendor is the legal and beneficial owner of certain assets, including the software listed in Schedule “A” attached hereto;

B.

The Covenantor is a principal of the Vendor, and as such has an interest in the transactions contemplated herein;

C.

The Purchaser has agreed to purchase and the Vendor has agreed to sell the Assets in accordance with the terms and provisions hereof; and

D.

The Purchaser is the wholly-owned subsidiary of Digagogo and Digagogo has agreed to be a party to this Agreement solely for the purpose of making certain covenants with respect to issuance of the Digagogo Shares.

NOW THEREFORE in consideration of the mutual covenants and conditions herein contained (the receipt and sufficiency of which consideration is hereby acknowledged by all parties), the parties have agreed and do hereby agree as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions - In this Agreement, including the recitals hereto:

(a)

“Agreement” means this Agreement including all Schedules attached to this Agreement as it or they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement;

(b)

“Applicable Law” means any and all Canadian law, principle of common law, regulation, rule, code, statute, treaty, ordinance, similar provisions having the force or effect of law thereunder, and judicial and administrative orders, injunctions, judgments, decrees, rulings and determinations, of any federal, provincial, territorial, local or municipal government or sub-division of any such country;

(c)

“Assets” means all of the Vendor’s assets and undertakings of every nature and kind relating to the Business, including all Intellectual Property, sales contracts, reseller agreements and OEM agreements, including:

(i)

all rights and title of the Vendor to all Intellectual Property;

(ii)

all rights and entitlements of the Vendor under any Contracts to which the Vendor is a party;

(iii)

the Books and Records;

(iv)

the goodwill of the Business, including:

a.

all customer lists,

b.

all supplier lists,

c.

the existing web site,

d.

all existing email accounts, and

e.

any transferable licenses,

of the Business;

(v)

the right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor; and

(vi)

all other information, documents and other property of the Vendor which is owned by the Vendor and which in the sole discretion of the Purchaser are deemed to be necessary in order for the Purchaser to benefit from the purchase of the assets as described above;

(d)

“Books and Records” means all technical, business and financial records relating to the Business, including, without limitation, customer lists (both current and historical customer records), operating data, files, financial books, correspondence, research materials, Contracts documents, title documents, records of past sales, supplier lists, employment records, data and any other similar records in any form whatsoever relating to the Business or the Assets;

(e)

“Business” means the Business of the Vendor, which is the development of software that comprises a payment solution using the concept of a pre-paid card, post-paid card, subscription card or debit card for charging virtual goods and services on networked services such as the Web and mobile platforms;

(f)

“Cash Portion” shall have the meaning set out in paragraph 2.3 herein;

(g)

“Closing Date” means July 6, 2011, or such other date as the parties may agree upon in writing and “Closing” or “Time of Closing” means 2:00 p.m., or such other time as the parties may agree upon, on the Closing Date;

(h)

“Consents and Approvals” means all consents and approvals required to be obtained in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement;

(i)

“Contract” means any written or oral agreement, contract, undertaking, binding letter of intent, license, instrument, arrangement or other binding commitment or arrangement relating to the Assets or the Business (including any amendments or other modifications thereto);

(j)

“Confidential Information” means any information concerning the businesses and affairs of the Vendor that is not already generally available to the public or is of a confidential nature (including ideas, research, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications and business and marketing plans and proposals);

(k)

“Digagogo Shares” means five hundred thousand (500,000) shares in the common stock of Digagogo;

(l)

“Governmental Authorization” means any (i) Permit, license, certificate, franchise, permission, easement variance, clearance, registration, qualification, exemption, order, approval or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement including the Liquor Licenses; or (ii) right under any Contract with any Governmental Entity;

(m)

“Governmental Entity” means any federal, provincial, state, regional or municipal government, regulatory authority or other political subdivision thereof and any entity or Person of competent jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to government;

(n)

“Indemnifying Party” shall have the meaning set out in paragraph 8.3 herein;

(o)

“Intellectual Property” means collectively all rights to and interest in the Software, including but not limited to:

(i)

all Know-How;

(ii)

all service marks, trade dress, logos, slogans, brand names, trade names, corporate names, internet domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

(iii)

all computer software (including source code, executable code, data, databases and related documentation) associated with the Software;

(iv)

all copyrightable works, all copyrights, whether registered or unregistered, associated with the Software and all applications, registrations, and renewals in connection with the Software (the “Copyrights”);

(v)

all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) in connection with the Software and use thereof, including but not limited to information that is not already generally available to the public or is of a confidential nature including ideas, research, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications and business and marketing plans and proposals associated with the Software;

(vi)

all common law rights relating to the Software and the Copyrights;

(vii)

all advertising and promotional materials with respect to the Copyrights or the Software;

(viii)

all other proprietary rights with respect to the Copyrights or the Software;

(ix)

all causes of action (either in law or in equity) and the right to sue, counterclaim and recover for claims for infringement of the Software or the Copyrights and for damages and profits from past violations of common law rights relating to the Software or the Copyrights, as of and following the effective date of this Agreement;

(x)

rights to all contracts and agreements with software engineers and other parties who have contracted to provide services with respect to the development  of the Software (the “Contracts”); and

(xi)

all copies and tangible embodiments of the foregoing (in whatever form or medium),

(p)

“Know-How” means any and all product specifications, processes, methods, product designs, plans, trade secrets, ideas, concepts, inventions, engineering and other manuals and drawings, physical and analytical, safety, quality control, technical information, data, research records, all promotional literature, customer and supplier lists and similar data and information, and any and all other confidential or proprietary technical and business information which are licensed to or owned by the Vendor relating to the Business or the Assets;

(q)

“Knowledge” means a statement of the declarant’s knowledge of the facts or circumstances to which such phrase relates after having made due and reasonable enquiries in connection with such facts and circumstances, and if a corporate entity, includes the knowledge of any of the directors and officers of such declarant after such due and reasonable enquiries and investigations;

(r)

“Legal Requirements” means any federal, state, provincial, regional, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Contracts;

(s)

“Lien” means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property;

(t)

“Material Adverse Effect” means any state of facts, condition, change, event, violation, inaccuracy, circumstance or effect, that is or would reasonably be expected to be materially adverse to the Assets (either directly or indirectly by causing a materially adverse effect to the Business which could result in a Lien or potential Lien on the Assets);

(u)

“Notices” means the notices required to be given to any Person pursuant to any Legal Requirement or pursuant to any Contract or other obligation to which the Vendor is a party or by which the Vendor is bound or  which is applicable to any of the Assets, in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement;

(v)

“Permits” means all permits, licenses, certificates, approvals, authorizations, registrations or the like attainable from or required by any Governmental Entity which are material and are, under Applicable Law, necessary for the conduct of the Business or the utilization by the Vendor of the Assets;

(w)

“Person” is to be broadly interpreted and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, or a Governmental Entity;

(x)

“Purchaser Indemnified Costs” means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Purchaser Indemnified Parties incur and that arise out of any breach or default by the Vendor or the Covenantor of any of its representations, warranties or covenants under this Agreement or any agreement or document executed in connection herewith; any and all obligations or liabilities of the Vendor or the Covenantor under any Contract or agreement not expressly assumed by the Purchaser pursuant to the terms hereof; and  any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incidental to any of the foregoing;

(y)

“Purchaser Indemnified Parties” means the Purchaser and each officer, director, employee, consultant and shareholder of the Purchaser;

(z)

“Purchase Price” has the meaning given in Paragraph 2.3 herein;

(aa)

“Purchaser’s Solicitors” means Darcy L. Wray of Affinity Law Group;

(bb)

“Rights” shall have the meaning set out in paragraph 7.5 herein;

(cc)

“Software” means the software described in Schedule “A” attached hereto;

(dd)

“Tax” or “Taxes” refers to any and all federal, provincial, regional, state, municipal, local and foreign taxes, assessments and other governmental charges, tariffs, duties (including customs duties), levies, assessments, fees, impositions and liabilities including interest penalties and additional taxes thereon, including taxes based upon or measured by gross receipts, income, capital stock, capital gains, profits, sales, use and occupation, premiums, and value added, ad valorem, transfer, surtax, stamp, franchise, license, production, withholding, payroll, recapture, employment, excise, goods and services, health insurance, use, business and workers’ compensation, special assessments, transfer and any related charge or amount (including any fine, penalty or interest);

(ee)

“Tax Act” means the Income Tax Act (Canada) as amended from time to time;

(ff)

“Tax Return” shall mean any return, declaration, report, estimate, information return or statement, or claim for refund relating to, or required to be filed in connection with any Taxes, including information returns or reports with respect to withholding at source or payments to third parties, and any schedules or attachments thereto or amendments of any of the foregoing;

(gg)

“Third Party Action” shall have the meaning set out in paragraph 8.3 herein;

(hh)

“Vendor Indemnified Costs” means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Vendor Indemnified Parties incur and that arise out of any breach or default by the Purchaser of any of its representations or warranties under this Agreement or any agreement or document executed in connection herewith; any and all damages losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Vendor Indemnified Parties incurs and that arise out of the Purchaser’s operation or control of the Business after the Closing Date; and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incidental to any of the foregoing;

(ii)

“Vendor Indemnified Parties” means the Vendor and each officer, director, employee, consultant and shareholder of the Vendor;

(jj)

“Vendor’s Solicitors” means Margo Langford, Barrister & Solicitor.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2

Headings and paragraphs - The headings to, and the division of this Agreement into, articles, paragraphs and clauses are for convenience of reference only and will not in any way affect or be used in interpreting any of the provisions of this Agreement.

1.3

Gender and number - The provisions of this Agreement will be read with all changes in gender and number as may be required by the context.

1.4

Currency and method of payment - All monetary amounts specified in this Agreement are in reference to lawful currency of Canada.  Any monies payable hereunder will be paid in cash or by bank draft, certified cheque or solicitor's trust cheque.

1.5

Severance - If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be ineffective to the extent of such illegality or unenforceability, but will not invalidate or affect the validity or enforceability of the remaining provisions of this Agreement.

1.6

Schedules – Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement.  The Schedules to this Agreement are the following Schedules, which form an integral part hereof:

SCHEDULES

Schedule “A” – List of Software

Schedule “B” – Non-Competition and Non-Solicitation Agreement

2.

PURCHASE AND SALE

2.1

Asset Purchase - Subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Vendor, and the Vendor shall sell, assign, transfer, convey, and deliver to the Purchaser all of the Assets as at the Closing Date.

2.2

Consideration - In consideration of the sale of all of the Assets by the Vendor to the Purchaser, the Purchaser agrees to pay to the Vendor the sum of THREE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($375,000.00) (the “Purchase Price”).  The Purchaser is solely responsible for all transfer fees, sales taxes, duties and costs associated with the transfer, assignment or conveyance of the Assets into the name of the Purchaser.

2.3

Payment of Purchase Price - The Purchase Price will be paid and satisfied as follows:

(a)

as to ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00), by way of issuance by Digagogo of the Digagogo Shares at a deemed price of $0.25 per share on December 31, 2011; and

(b)

as to TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) (the “Cash Portion”), by way of a certified cheque, bank draft or solicitors’ trust cheque paid to the Vendor’s Solicitors, in trust, or as otherwise agreed by the parties payable on December 31, 2011.

2.4

Deferred Portion – Conditions – The obligation of the Purchaser to pay the Purchase Price to the Vendor will be conditional on the development and delivery by the Vendor on or before November 30, 2011 of a commercially saleable / licensable software product incorporating the Assets as the base technologies and effecting the specifications and functionality defined by the Purchaser which are consistent with the Business (the “iPay Software”).  In order to effect the development of the iPay Software, on or before the Closing Date, the Purchaser or its agents will engage the Vendor as an independent consultant on terms acceptable to the Purchaser and to pay the Vendor for the development of the iPay Software.  The Purchaser further agrees to make available no less than one hundred fifty thousand dollars ($150,000.00) of funding to the Vendor and such other developers as the Vendor reasonably determines are necessary (as fees payable to such parties from the Purchaser), to develop the iPay Software within the time lines established herein.  If the Purchaser pays the $150,000.00 in development costs and the Vendor fails to deliver the iPay Software on or before November 30, 2011, the dates for payment of the Purchase Price shall be extended by such number of days after November 30, 2011 that the Vendor actually delivers the iPay Software.

Notwithstanding the forgoing, if the Purchaser fails to provide sufficient direction as to the specifications or functionality for development of the iPay Software or if the Purchaser fails to make available the development funding referred to in this paragraph 2.4, then the Purchase Price will remain payable on the terms set out in paragraph 2.3 above, even if the Vendor fails to deliver the iPay Software by November 30, 2011.

2.5

Trading Restrictions on the Digagogo Shares – The Vendor acknowledges and agrees that:

(a)

the issuance of Digagogo Shares shall be made pursuant to appropriate exemptions (the “Exemptions”) from the registration and prospectus or equivalent requirements of all laws, rules, policies, notices, orders and legislation of any kind whatsoever (collectively the “Securities Rules”) of all jurisdictions applicable to such issuance;

(b)

as a consequence of the parties relying on the Exemptions, the Digagogo Shares shall be subject to certain trade restrictions (the “Trade Restrictions”) imposed by operation of applicable Securities Rules;

(c)

because the issuance of the Digagogo Shares is being made pursuant to the Exemptions:

(i)

the Vendor is restricted from using certain of the civil remedies available under the applicable Securities Rules;

(ii)

the Vendor may not receive information that might otherwise be required to be provided to the Vendor and the Purchaser is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;

(iii)

no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Digagogo Shares; and

(iv)

there are Trade Restrictions on the Vendor’s ability to resell the Digagogo Shares, and it is the responsibility of the Vendor to understand those Trade Restrictions and to comply with them before selling the Digagogo Shares; and

(d)

because of the Trade Restrictions imposed by this Agreement  and in compliance with applicable Securities Rules, the certificates representing the Digagogo Shares shall bear the following legend:

Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or under the State Securities Laws of any of the United States.  The holder hereof, by purchasing such securities, agrees for the benefit of the Corporation that such securities may be offered, sold or otherwise transferred only (A) to the Corporation, (B) outside the United States in accordance with Rule 904 of regulations under the U.S. Securities Act, (C) within the United States in accordance with the exemption from registration under the U.S. Securities Act provided by Rules 144 or 144A thereunder, if available, and in compliance with any applicable State Securities Laws, or (D) in a transaction that does not require registration under the U.S. Securities Act or applicable State Securities Laws, and, in the case of (C) or (D)  the seller has furnished to the Corporation an opinion to such effect from counsel, of recognized standing reasonably satisfactory to the corporation prior to such offer, sale or transfer.”

The Vendor acknowledges that the Digagogo Shares shall be subject to a statutory restriction on trading at the time of their issuance.  Digagogo agrees, at the expense of the Purchaser, to use reasonable best efforts, including engaging such accountants or legal counsel, paying such fees, or such other steps which may be reasonably required to prepare and file a registration statement in regard to the Digagogo Shares issued to the Vendor, by way of a Form 8-K or similar registration document on or before forty-five (45) business days after the Closing Date.  If Digagogo is unable to file a Form 8-K as contemplated herein, Digagogo agrees, at the expense of the Purchaser, to provide the Vendor such legal opinions as may be reasonably required to allow for the free and unrestricted trade of the Digagogo Shares on a date which is one (1) year after the Closing Date.

2.6

Security – To secure the obligations of the Purchaser to pay the Purchase Price to the Vendor, the Purchaser agrees to grant and does hereby grant the Vendor a security interest in the Assets.  On the Closing Date, the Purchaser agrees to provide a general security agreement to the Vendor in a form acceptable to the Purchaser and the Vendor, acting reasonably.

2.7

Allocation of Purchase Price - The Purchase Price will be allocated among the Assets as determined by the Purchaser’s accountant, acting reasonably.  The Purchaser and the Vendor shall follow the allocations determined by the Purchaser’s accountant in determining and reporting their liabilities for Taxes and without limitation, shall file their respective income tax returns prepared in accordance with such allocations.

2.8

No Assumption of Liabilities – The Purchasers shall not assume any liabilities of the Business associated with the Assets.

2.9

No Encumbrances – The Vendor covenants and agrees that the Assets shall be transferred to the Purchaser on the Closing Date, free of any Lien, claim, security interest or encumbrance of any nature or kind, whether registered or unregistered.

3.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Vendor - The Vendor and the Covenantor jointly and severally represent and warrant to the Purchaser (and acknowledge that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein) that, except as otherwise disclosed herein:

(a)

Organization; Good Standing. The Vendor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease its assets and properties, as applicable and to operate and to carry on the Business as is now being conducted, to perform its obligations under all Contracts by which it is bound Business and is duly qualified or licensed and is in good standing to do business in Canada.

(b)

Authority to Enter Agreement.  The Vendor and the Covenantor have good and sufficient right and authority to enter into this Agreement and to carry out their obligations under this Agreement on the terms and conditions set forth herein, and this Agreement and all other agreements and instruments entered into pursuant to this Agreement are valid and binding agreements of the Vendor and the Covenantor, as applicable, enforceable against them in accordance with their terms and conditions subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. The execution and delivery of this Agreement and such other agreements and instruments entered into pursuant to this Agreement and the completion of the transactions contemplated by this Agreement and such other agreements and instruments is or will have been duly authorized by all necessary corporate action on the part of the Vendor.

(c)

No Bankruptcy/Insolvency.  The Vendor is not insolvent, has not committed an act of bankruptcy, has not proposed a compromise or arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed of any part of its assets, has not had any encumbrance take possession of any of its property, nor has it had any execution or distress become enforceable or become levied upon any of its property.

(d)

Title to Assets. The Vendor is the legal and beneficial owner of all of the Assets, free of any Lien, claim, security interest or encumbrance of any nature or kind and of any rights or privileges capable of becoming Liens, claims, security interests or encumbrances except those which will be released and discharged in full prior to or at the Closing Date.  The Vendor owns all of the Intellectual Property and:

(i)

the Vendor has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and the Vendor has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Vendor must licence or refrain from using any intellectual property rights of any third party).  No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Vendor.

(ii)

the Vendor has made available to the Purchaser correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of the Intellectual Property, if any.

(iii)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Vendor’s Knowledge, is threatened which challenges the legality, validity, or enforceability of the Intellectual Property.

(iv)

the Assets are free of any latent defects.

(v)

all moral rights related to the Intellectual Property have been waived.

(vi)

any contractor or employee who has provided services to the Vendor related to the creation of the Assets or the Intellectual Property has assigned all of their intellectual property rights related to such services to the Vendor.

(e)

No Rights to Assets: There is no agreement, contract, option, commitment or other right in favour of, or held by, any Person other than the Purchaser to acquire any of the Assets.

(f)

No Violation.  The execution and delivery of this Agreement by the Vendor, the consummation of the transactions contemplated herein and the fulfillment by the Vendor of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(i)

contravene or violate or result in a breach or a default under or gives rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Vendor under:

(A)

any Applicable Law;

(B)

any judgment, order, writ, injunction or decree of any Governmental Entity having jurisdiction over the Vendor;

(C)

the articles, by-laws or any resolutions of the board of directors or shareholders of the Vendor;

(D)

any Consent and Approvals held by the Vendor or necessary to the ownership of the Assets or the operation of the Business; or

(E)

the provisions of any Contract to which the Vendor is a party or by which it is, or any of its properties or the Assets are, bound; or

(ii)

result in the creation or imposition of any Lien on any of the Assets.

(g)

Books and Records.  The Books and Records and books of account and financial records of the Vendor have been duly maintained and kept in accordance with all applicable Legal Requirements on a consistent basis and fairly and correctly set out and disclose in all material respects the current financial position of the Vendor.  All transactions involving the Vendor have been accurately recorded in such Books and Records and books of account and financial records.

(h)

Undisclosed Liabilities.  The Vendor does not have any outstanding indebtedness or any liabilities (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind relating to the Business or the Assets.

(i)

Regulatory Compliance.

(i)

The Vendor is not in conflict with, or in default or violation of, (i) any Applicable Law, applicable to the Vendor or by which the Assets are bound or affected; or (ii) any Contract, Governmental Authorization or other instrument or obligation to which the Vendor is a party or by which the Vendor or its respective properties are bound or affected which would have any Material Adverse Effect.  No investigation or review by any Governmental Entity is pending or, to the Vendor’s Knowledge, threatened against the Vendor in respect of the Business of the Assets, nor has any Governmental Entity indicated to the Vendor an intention to conduct the same.

(ii)

The Vendor is in compliance with all applicable Legal Requirements in respect to the Business.  The Vendor has not received any notice or other communication from any Governmental Entity or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement in respect of the Business.

(iii)

The Vendor holds all Governmental Authorizations necessary to enable the Vendor to conduct the Business in the manner in which such Business is currently being conducted.  All such Governmental Authorizations are valid, in full force and effect and have been provided to the Purchaser.  The Vendor is, and at all times, has been, in compliance with the terms and requirements of such Governmental Authorizations.  The Vendor has not received any notice or other communication from any Governmental Entity regarding (A) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization required in respect of the operation of the Business; or (B) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(iv)

There is no requirement to make any filing with or give any notice to any Governmental Entity as a condition to the lawful consummation of the transactions contemplated herein.

(j)

License and Permits. The vendor holds free and clean of any and all Liens, all Permits. All Permits are in full force and effect and the Vendor is not in violation of any term or provision or requirement of any such Permit and no Person has threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of any Permit.

(k)

Consents and Approvals.  No consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

(l)

Contracts in Good Standing. The Vendor has performed all of its obligations required to be performed by it and is entitled to all of the benefits under any Contract relating to the Business to which the Vendor is a party or by which it is bound. The Contracts are all in full force and effect unamended and no default exists on the part of any of the parties thereto. The Vendor is not in default or in breach of any Contract to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach and all such Contracts are in good standing and in full force and effect unamended and the Vendor is entitled to all benefits thereunder.  The Vendor has no unrealized or anticipated loss from any Contracts which has or would have a Material Adverse Effect.

(m)

Litigation.  There are no actions, suits, claims, applications, complaints or investigations, directive, or notice of defect or non-compliance in any court or before any arbitrator or before or by any regulatory body, board, tribunal, administrative licensing or regulatory agency, body or office, or Governmental Entity or non-governmental body issued or pending or threatened by or against the Vendor, or related to the Business, the Assets or affecting the Business or the operations of the Business or the transactions contemplated by this Agreement and there is not factual or legal basis which could give rise to any such actions, suit, proceeding, claim, application, complaint, investigation, directive or notice of defect or non-compliance.

(n)

Notices. No notice is required to be delivered to any Person in connection with the execution and delivery of this Agreement and the completion by the Vendor of the transactions contemplated by this Agreement;

(o)

Workers’ Compensation Matters.  The Vendor has paid all assessments relating to the Business or the Employees pursuant to worker’s compensation legislation levied by all Governmental Entities and the Vendor has no liability for and there is not pending any state of facts which may result in the levying of a special assessment or a penalty charge of any nature relating to the Business or the Employees with respect to the period prior to the Closing Date.  The Vendor has filed on a timely basis all payroll statements and other returns and statements required to be filed pursuant to worker’s compensation legislation applicable to the Vendor as employer of the Employees.

(p)

Residency.  The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(q)

Privacy Matters.  The Vendor has conducted and is conducting the Business in compliance with all Applicable Laws pertaining to privacy and the protection of personal information.

(r)

Insurance. The Vendor has all of the Assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date.  True and complete copies of all insurance policies and amendments thereto and the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the Assets have been provided to the Purchaser. The Vendor is not in default with respect to any of the provisions contained in any such insurance policy, has not failed to give any notice or present any claim under any such insurance policy in a timely fashion, and has not received notice from any insurer denying any claim.

(s)

No Undisclosed Facts.  No representation or warranty by the Vendor or the Covenantor contained in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered by the Vendor pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts known to the Vendor necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

3.2

Representations and Warranties of the Purchaser - The Purchaser represents and warrants to the Vendor (and acknowledges that the Vendor is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein) that, except as otherwise disclosed herein:

(a)

Organization; Good Standing.  Each of the Purchaser and Digagogo is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and it is in good standing with respect to the all required corporate filings in its jurisdiction of incorporation and any other jurisdiction in which it conducts business.

(b)

Authorized Capital.  As at May 13, 2011, the authorized share capital of Digagogo consists of 1,500,000,000 shares of common stock with a par value of $0.0001 of which 85,000,000 shares are issued and outstanding;

(c)

Valid Issuance of Shares.   Upon their issuance, the Digagogo Shares shall be validly issued and outstanding fully paid and non-assessable common shares of Digagogo registered as directed by the Vendor, free and clear of all trade restrictions, except as may be created by the Vendor, free and clear of all liens, charges or encumbrances of any kind whatsoever.

(d)

Consents.  No consent or approval of any Person is required in connection with the execution and delivery of this Agreement by the Purchaser or Digagogo and the completion of the transactions contemplated by this Agreement by the Purchaser and Digagogo which has not been obtained.

(e)

Due Execution and Delivery.  Each of the Purchaser and Digagogo has the legal capacity to enter into this Agreement and to carry out the transactions of purchase and sale contemplated herein and to perform its obligations hereunder and pursuant to all other agreements or documents required to be delivered hereunder.  This Agreement has been duly and validly executed and delivered by the Purchaser and Digagogo and constitutes a valid and legally binding agreement, enforceable in accordance with its terms subject to and affected by Legal Requirements relating to bankruptcy, insolvency, reorganization and creditors’ rights generally and except that a court may or may not order an injunction, specific performance or other equitable remedies with respect to any particular provision of this Agreement.

(f)

Corporate Authority.  Each of the Purchaser and Digagogo has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein;

(g)

No Bankruptcy/Insolvency.  Each of the Purchaser and Digagogo is not insolvent, has not committed an act of bankruptcy, has not proposed a compromise or arrangement to its or his creditors generally, has not had any petition for a receiving order in bankruptcy filed against it or him, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed of any part of its or his assets, has not had any encumbrance take possession of any of its or his property, nor has the Purchaser or Digagogo had any execution or distress become enforceable or become levied upon any of its or his respective property;

(h)

No Legal Proceedings.  There is not pending any suit, action or other legal proceeding of any sort to in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Assets or to prevent Digagogo from effectually and legally issuing the Digagogo Shares to the Vendor or to make the Vendor liable for damages as a result thereof and neither Digagogo nor the Purchaser knows of no such claims in connection with any of the foregoing; and

(i)

No Conflict; Required Filings and Consents.  The execution and delivery of this Agreement by the Purchaser or Digagogo and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser and Digagogo, to be observed and performed, do not constitute a violation of applicable Legal Requirements or violation or breach of the Purchaser’s or Digagogog’s Charter Documents or any provision of any contract, indenture, undertaking or other instrument to which the Purchaser or Digagogo is a party, or to which the Purchaser or Digagogo is bound, or any Legal Requirement applicable to the Purchaser or Digagogo, nor do they constitute a default (or would with the passage of time or the giving of notice for both, or otherwise, constitute a default) under any contract, agreement or instrument to which the Purchaser is a party or by which it is bound.

3.3

Survival - All the representations, warranties and covenants made in paragraphs 3.1 and 3.2  herein or in any agreement, certificate or other document delivered by the Vendor, the Covenantor or the Purchaser or given by the Vendor, the Covenantor or the Purchaser pursuant to this Agreement shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated herein and, notwithstanding such completion and any investigations made by or on behalf of the Vendor or the Purchaser, as applicable, such covenants, representations and warranties were made, shall continue in full force and effect following the Closing Date.  A claim for breach of any such representation or warranty, to be effective, must be asserted in writing.

4.

COVENANTS OF THE VENDOR AND COVENANTOR

4.1

Conduct of Business - From the date hereof until the Closing Date, the Vendor and the Covenantor shall conduct the Business only in the ordinary course of the Business consistent with past practice, and the Vendor  and the Covenantor shall not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor or the Covenantor contained herein, and provided further that, without limiting the generality of the foregoing the Vendor and the Covenantor will use their commercially reasonable efforts to:

(a)

preserve the Assets in the ordinary course and consistent with past practices;

(b)

continue to maintain in full force and effect all policies of insurance or renewals now in effect;

(c)

give or obtain, at or prior to the Closing Date, with, to or from all required Governmental Entities and other Persons any and all required Consents and Approvals, Permits, filings and Notices with respect to the continued operation of the Business and completion of the transactions contemplated hereunder;

(d)

pay and discharge any Liens of the Vendor or the Covenantor relating to the Business in the ordinary course in accordance and consistent with the past practices, except those contested in good faith by the Vendor; and

(e)

take all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated by this Agreement and to complete the transfer of the Assets to the Purchaser free and clear of all Liens and to cause all necessary meetings of directors and shareholders of the Vendor to be held for such purpose.

Neither the Vendor nor the Covenantor shall take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to any person, other than the Purchaser, concerning any merger, sale of substantial assets or similar transaction involving the Assets.

4.2

Access – The Vendor and the Covenantor will give to the Purchaser and its agents and professional advisors reasonable and supervised access on reasonable notice, during normal business hours throughout the period prior to the Closing Date, to all of the properties, books, contracts, commitments and records of the Vendor relating to the Assets and the Business, and will furnish to the Purchaser during such period all such information pertaining to the Assets and the Business as the Purchaser may reasonably request, which the Vendor has in its possession. The Vendor and the Covenantor agree to supply all information and copies of, or supervised access to, all documents, records and agreements relating to the Business as may be reasonably requested by the Purchaser, including the following:

(a)

Copies of all documents that the Vendor, acting reasonably, deems relevant and material to the Assets or the Business’s normal business operations;

(b)

All other books and records, contracts and other documents or information which the Vendor is required to furnish to the Purchaser hereunder.

4.3

Other Transfers and Assurances – From time to time, both before and after the Closing Date, the Vendor will, at the request and expense of the Purchaser, execute and deliver additional transfers and other reassurances as may, in the opinion of the Purchaser, be reasonably required to effectually carry out the intent of this Agreement and to transfer the Assets to the Purchaser.

4.4

Non-Competition and Non-Solicitation – On the Closing Date, the Vendor and the Covenantor enter into an agreement with the Purchaser which shall restrict competition with the business of the Purchaser following the Closing Date and shall also restrict solicitation of the customers, suppliers and employees of the Purchaser following the Closing Date by the Vendor, the Covenantor in the form attached hereto as Schedule “B”.

4.5

Covenants of the Covenantor – The Covenantor hereby guarantees the performance of all of the Vendor’s obligations hereunder or pursuant to any other agreement or instrument contemplated herein and agrees that the Purchaser may look to the Covenantor for the performance of any of the Vendor’s obligations hereunder or pursuant to any other agreement or instrument contemplated herein, irrespective of whether the Vendor has satisfied such obligations.  All obligations of the Covenantor pursuant to this Agreement, including the guarantee in this paragraph, shall be joint and several obligations of the Covenantor.

5.

COVENANTS OF THE PURCHASER

5.1

Use and Disclosure of Personal Information.  The Purchaser covenants and agrees that personal information (within the meaning attributed thereto in applicable legislation) of or with respect to the customers, suppliers and/or employees of the Vendor, which the Purchaser acquires or otherwise becomes apprised of as a result of this transaction of purchase and sale shall only be used, disclosed or dealt with for the same purposes for which such information was collected, used or disclosed by the Vendor, as the case may be, and the Purchaser covenants and agrees to notify the employees, customers and suppliers of the Vendor whose personal information is disclosed to the Purchaser in connection with this transaction, within a reasonable time after the Closing Date,  that: (a) this transaction of purchase and sale has occurred; and (b) the personal information about them has been disclosed to the Purchaser.

6.

CONDITIONS PRECEDENT

6.1

Purchaser Conditions – The Purchaser shall not be obligated to complete the Purchase and sale of the Assets pursuant to this Agreement unless, at or before the Time of Closing, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Purchaser and may be waived, in whole or in part, in writing by the Purchaser at any time, and the Vendor and the Covenantor agree with the Purchaser to take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Date or prior to such other deadline as may be specified below:

(a)

Representations and Warranties.  The representations and warranties of the Vendor in Section 3.1 shall be true and correct at the Closing.

(b)

Vendor’s Compliance.  The Vendor shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed and delivered to the Purchaser at the Closing all the documents contemplated in Section 7.2 or elsewhere in this Agreement, tendered in accordance with Part 7 of this Agreement.

(c)

Investigations.  The Purchaser shall have been able to complete its due diligence of the Business and affairs of the Vendor to its reasonable satisfaction.

(d)

Consents and Approvals.  All Consents and Approvals have been obtained.

(e)

Material Adverse Change.  From the date herein through to the Closing Date, there shall have been no Material Adverse Effect.

6.2

Condition Not Fulfilled.   In case any of the foregoing conditions hereinbefore declared to be for the benefit of the Purchaser shall not be satisfied at the Time of Closing, the Purchaser may:

(a)

refuse to complete the transactions contemplated herein by notice to the Vendor and in such event each of the Purchaser, the Vendor and the Covenantor shall be released from all obligations hereunder; or

(b)

complete the transaction contemplated herein, it being expressly understood and agreed that the Purchaser may rely, notwithstanding such completion, upon the representations, warranties, covenants and conditions contained in this Agreement;

provided that any of the said conditions may be waived in whole or in part by the Purchaser without prejudice to its rights of rescission in the event of the non-fulfilment and/or non-performance of any other condition or conditions, any such waiver prior to the Time of Closing (or by such earlier deadline as may be specified in section 6.1 hereof) to be binding on the Purchaser only if the same is in writing.

6.3

Vendor Conditions – The Vendor shall not be obligated to complete the purchase and sale of the Assets pursuant to this Agreement unless, at or before the Time of Closing, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Vendor and may be waived, in whole or in part, in writing by the Vendor at any time, and the Purchaser agrees with the Vendor to take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Date:

(a)

Representations and Warranties.  The representations and warranties of the Purchaser in Section 3.2 shall be true and correct at the Closing.

(b)

Purchaser’s Compliance.  The Purchaser shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed and delivered to the Purchaser at the Closing all the documents contemplated in Section 7.3 or elsewhere in this Agreement, tendered in accordance with Part 6 of this Agreement.

(c)

Consents and Approvals.  All Consents and Approvals have been obtained.

6.4

Condition Not Fulfilled.   In case any of the foregoing conditions hereinbefore declared to be for the benefit of the Vendor shall not be satisfied at the Time of Closing, the Vendor may:

(a)

refuse to complete the transactions contemplated herein by notice to the Vendor and in such event each of the Vendor and the Purchaser shall be released from all obligations hereunder; or

(b)

complete the transaction contemplated herein, it being expressly understood and agreed that the Vendor may rely, notwithstanding such completion, upon the representations, warranties, covenants and conditions contained in this Agreement;

provided that any of the said conditions may be waived in whole or in part by the Vendor without prejudice to its rights of rescission in the event of the non-fulfilment and/or non-performance of any other condition or conditions, any such waiver prior to the Time of Closing to be binding on the Vendor only if the same is in writing.

7.

CLOSING

7.1

Closing – The Closing shall take place at the Time of Closing at the offices of the Vendor, or at such other time on the Closing Date or such other place as may be agreed orally or in writing by the Vendor and the Purchaser.

7.2

Deliveries by Vendor - On Closing, the Vendor shall deliver or cause to be delivered to the Purchaser the following (all to be in form and content reasonably satisfactory to the Purchaser’s Solicitors and the Vendor’s Solicitors)

(a)

all bills of sale, assignments and transfers appropriate to effectively vest good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;

(b)

Non-Competition and Non-Solicitation Agreement executed by the Vendor and the Covenantor in the form set out in Schedule “B”;

(c)

a certificate of a senior officer of the Vendor dated as of the Closing;

(d)

certified copy of the resolutions of the shareholders of the Vendor approving the transactions contemplated by this Agreement;

(e)

certified copy of the resolution of the directors of the Vendor approving the transactions contemplated by this Agreement;

(f)

all Books and Records;

(g)

the Consents and Approvals;

(h)

an opinion of the Vendor’s solicitors addressed to the Purchaser and the Purchaser’s solicitors with respect to the transfer of the Assets and execution and delivery of all applicable agreements and instruments;

(i)

all further deeds of conveyance, bills of sale, assurances, transfers, assignments and consents, and such other agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement; and

(j)

any other documents the Purchaser may reasonably require to transfer to the Purchaser on the Closing Date good and marketable title to the Assets, free and clear of all Liens.

7.3

Deliveries by Purchaser - On Closing, the Purchaser shall deliver or cause to be delivered to the Vendor the following:

(a)

a certificate of the President of the Purchaser dated as of the Closing Date;

(b)

a promissory note for the Cash Portion of the Purchase Price with payment terms as set out in Paragraph 2.3;

(c)

a general security agreement relating to the security interest granted by the Purchaser to the Vendor over the Assets; and

(d)

all such other assurances, consents, agreements, documents, and instruments as may be reasonably required by the Vendor to complete the transactions provided for in this Agreement.

7.4

Possession and Adjustment Date - The Purchaser will have possession of the Assets as of the Closing Date.  The Purchaser will assume and pay all expenses or charges relating to the Business from and including the Closing Date and all adjustments both incoming and outgoing of whatsoever nature and kind will be made as of the Closing Date.

7.5

Non-Transferable and Non-Assignable Assets.  To the extent that any of the Assets to be transferred to the Purchaser on the Closing, or any claim, right or benefit arising under or resulting from such Assets (collectively, the “Rights”) is not capable of being transferred without the approval, consent or waiver of any third Person, or if the transfer of a Right would constitute a breach of any obligation under, or a violation of, any Applicable Law unless the approval, consent or waiver of such third Person is obtained, then, except as expressly otherwise provided in this Agreement and without limiting the rights and remedies of the Purchaser contained elsewhere in this Agreement, this Agreement shall not constitute an agreement to transfer such Rights unless and until such approval, consent or waiver has been obtained.  After the Closing and until all such Rights are transferred to the Purchaser, the Vendor shall:

(a)

maintain its existence and hold the Rights in trust for the Purchaser;

(b)

comply with the terms and provisions of the Rights as agent for the Purchaser at the Purchaser’s cost and for the Purchaser’s benefit;

(c)

cooperate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Rights to the Purchaser; and

(d)

enforce, at the request of the Purchaser and at the expense and for the account of the Purchaser, any rights of the Vendor arising from such Rights against any third Person, including the right to elect to terminate any such Rights in accordance with the terms of such Rights upon the written direction of the Purchaser.

In order that the full value of the Rights may be realized for the benefit of the Purchaser, the Vendor shall, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser may specify, take all such action and do or cause to be done all such things as are, in the opinion of the Purchaser, necessary or proper in order that the obligations of the Vendor under such Rights may be performed in such manner that the value of such Rights is preserved and enures to the benefit of the Purchaser, and that any moneys due and payable and to become due and payable to the Purchaser in and under the Rights are received by the Purchaser.  The Vendor shall promptly pay to the Purchaser all moneys collected by or paid to the Vendor in respect of every such Right.  The Purchaser shall indemnify and hold the Vendor harmless form and against any claim or liability under or in respect of such Rights arising because of any action of the Vendor taken pursuant to this Section as long as such action was taken in good faith and without negligent misconduct.

8.

INDEMNITY

8.1

Indemnification of Purchaser Indemnified Parties.  From and after the Closing Date, and subject to the provisions of this Part 8, the Vendor and the Covenantor agree to indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Purchaser Indemnified Costs.

8.2

Indemnification of Vendor Indemnified Parties.  From and after the Closing Date, and subject to the provisions of this Part 8, the Purchaser agrees to indemnify and hold harmless the Vendor Indemnified Parties from and against any and all Vendor Indemnified Costs.

8.3

Defence of Third-Party Claims.  An Indemnified Party shall give prompt written notice to any entity or Person who is obligated to provide indemnification hereunder (an “Indemnifying Party”) of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “Third Party Action”) in respect of which such Indemnified Party shall seek indemnification hereunder.  Any failure to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Part 8 unless, and then only to the extent that, the failure to give such notice materially and adversely prejudices such Indemnifying Party.  The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third Party Action on such terms as it deems appropriate, provided that:

(a)

the Indemnified Party shall be entitled, at its own expense, to participate in the defence of such Third Party Action (provided, however, that the Indemnifying Party shall pay the legal fees of the Indemnified Party if the employment of separate counsel shall have been authorized in writing by such Indemnifying Party in connection with the defence of such Third Party Action, the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such Third Party Action, or the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

(b)

the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have an adverse effect on its business;

(c)

no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third Party Action; and

(d)

the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defence of), and the Indemnified Party shall be entitled to have sole control over, the defence or settlement, compromise, admission, or acknowledgment of any Third Party Action as to which the Indemnifying Party fails to assume the defence within a reasonable length of time or to the extent the Third Party Action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defence of any Third Party Action pursuant to this Part 8 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

8.4

Direct Claims.  In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to paragraph 8.3 because no Third Party Action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.  Any Indemnifying Parties shall promptly (but in no event later than 15 days after the date on which the Indemnifying Party receives notice from the Indemnified Party of a claim for Indemnification under the terms hereof) pay, reimburse, repay or otherwise discharge any Indemnified Costs of the Indemnified Party.

8.5

Tax Related Adjustments.  The Vendor and the Purchaser agree that any payment of Indemnified Costs made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price.  If, notwithstanding such treatment by the parties, any payment of Indemnified Costs is determined to be taxable income rather than adjustment to Purchase Price by any taxing authority, then the Indemnifying Party shall indemnify the Indemnified Party for any Taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this paragraph 8.5), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

9.

GENERAL

9.1

Time of the Essence.  Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

9.2

Interpretation.  The Schedules to this Agreement and the recitals to this Agreement constitute a part of this Agreement. Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

9.3

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

9.4

Further Assurances.  The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.  The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

9.5

Amendments.  No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

9.6

Notices.  All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery, facsimile or other electronic transmission, or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows, provided that in case of electronic transmission and facsimile transmission, there is evidence of delivery:

to the Vendor:

c/o Lennox Ong

or the Covenantor

Unit 203, 1428 West 6th Avenue

Vancouver, B.C. Canada V6H4H4

Email: lennoxong@gmail.com

with a copy to:

Margo Langford, Barrister & Solicitor

17 Hillingdon Avenue

Toronto, Ontario, Canada M4C3H8

Email: newmedialaw@hushmail.com

to the Purchaser

and Digagogo:

Digagogo Ventures Corp.

8412 Armstrong Road

Langley, BC V1M 3P5

Attention: Rene Branconnier

Facsimile Number: 604-888-0796

Email: rjbconsultant@hotmail.com

with a copy to:

Affinity Law Group

Suite 1130-400 Burrard Street

Vancouver, BC V6C 3A6

Attention: Darcy L. Wray

Facsimile Number: 604-681-5889

Email: dwray@affinitylaw.ca

or at such other address as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received, if sent by facsimile, on the first (1st) Business Day after sending or, if sent by registered mail, on the fifth (5th) Business Day after mailing or, if delivered, upon the date of delivery.

9.7

Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

9.8

Contra Preferentum.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied.  Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.  Singular words, terms and usage shall be construed to include the plural, and vice versa, as the context permits.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

9.9

Governing Law.  This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby attorn to the non-exclusive jurisdiction of the Courts of British Columbia.

9.10

Counterpart Execution.  This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

9.11

Costs.  Save and except as otherwise provided for elsewhere in this Agreement, each party to this Agreement will be responsible for all of his, her or its own expenses and costs in respect of the transactions contemplated hereunder including, without limitation, expenses and costs incurred for professional advice such as legal, accounting, tax, financial and business advice, among others, finder's fees and any personal or corporate sales taxes, stamp duties, income taxes and capital gains.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTED by IMPACT TECHNOLOGIES INC. in the presence of: /s/ Joselia Soares Witness	) ) ) ) ) ) )	IMPACT TECHNOLOGIES INC. per: /s/ Fernando Londe Authorized Signatory
EXECUTED by BANYAN TECH VENTURES INC. in the presence of: /s/ Margo Langford Witness	) ) ) ) ) ) )	BANYAN TECH VENTURES INC. per: /s/ Lennox Ong Authorized Signatory

SIGNED, SEALED and DELIVERED by LENNOX ONG in the presence of: /s/ Margo Langford Witness	) ) ) ) ) ) )	/s/ Lennox Ong LENNOX ONG

EXECUTED by DIGAGOGO VENTURES CORP. in the presence of: /s/ Joselia Soares Witness	) ) ) ) ) ) )	DIGAGOGO VENTURES CORP. per: /s/ Fernando Londe Authorized Signatory

SCHEDULE “A”

LIST OF SOFTWARE

All Source Code, Executable Code and Documentation for:

The iPay Software system including the following features:

•

micro-charging of content or services using configurable credits system that is tied to an expiry date mechanism

•

security code to unlock services & track usages

•

built-in security to track issued dates and authorize selective usages on any platform (i.e. web or mobile)

•

flexibility to configure credit deductions from web site usages, or mobile usages with full detailed reporting

SCHEDULE “B”

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

NON-COMPETITION AGREEMENT

THIS AGREEMENT dated the ____ day of July 2011.

AMONG:

IMPACT TECHNOLOGIES INC. a Corporation incorporated pursuant to the laws of the state of Nevada having an address at 611-1685 H Street, Blaine, Washington USA 98230

(“Impact”)

 OF THE FIRST PART

AND:

BANYAN TECH VENTURES INC., a corporation incorporated pursuant to the federal laws of Canada having a registered address at Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4

(the “Vendor”)

 OF THE SECOND PART

AND:

LENNOX ONG, an individual having an address at Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4

(the “Covenantor”)

OF THE THIRD PART

WHEREAS:

A.

Pursuant to the terms of a Asset Purchase Agreement among the Vendor, Impact, Lennox Ong and Digagogo Ventures Corp. dated June ____, 2011 (the “Purchase Agreement”), the Vendor agreed to sell to Impact certain assets owned by it;

B.

Prior to the completion of the transactions contemplated by the Purchase Agreement, the Covenantor was involved in the operation of the business of the Vendor and have gained considerable experience with respect to the business of the Vendor; and

C.

to induce Impact to enter into the Purchase Agreement, and as a material and essential condition of the closing of the transactions contemplated by the Purchase Agreement, the Vendor and the Covenantor have agreed to execute and deliver this non-competition agreement (the “Agreement”) in favour of Impact.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the of the covenants of Impact in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

The following words and phrases shall have the following meanings, respectively:

(a)

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person where “control” means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting shares, as trustee, personal representative or executor, by contract, credit arrangement or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person;

(b)

“Business of Impact” means the business of Impact and its parent company Digagogo Ventures Corp. as described in the Form 8-K for Digagogo Ventures Corp. filed with the Securities and Exchange Commission on April 20, 2011;

(c)

“Business Day” means a day other than a Saturday, Sunday or day on which the chartered banks are closed in the City of Vancouver;

(d)

“Person” means and includes any individual, legal representative, entity, partnership, limited partnership, limited liability company, corporation, body corporate, syndicate, joint venture, association, joint stock company, trust, trustee, association, unincorporated organization, union or a government or an agency thereof;

(e)

“Restricted Period” means a period of two (2) years commencing on the date hereof and ending on the second anniversary of this Agreement; and

ARTICLE 2
NON-COMPETITION

2.1

Non-Competition During the Restricted Period

During the Restricted Period, the Vendor and each of the Covenantor hereby, jointly and severally, agree that they shall not, for themselves, or on behalf of any other Person, directly or indirectly, without written consent of Impact:

(a)

contact any supplier or customer of Impact or aid, abet or assist any other Person in contacting any supplier or customer of Impact, for the purpose of initiating, engaging in or furthering competition with the Business of Impact;

(b)

accept employment with or directly or indirectly, whether as a proprietor, partner, employee, associate, consultant, agent or otherwise, organize or participate in the organization of any Person if such Person is engaged or to be engaged in any business, conduct or activity in competition with the Business of Impact;

(c)

engage in, aid, assist or abet others (either individually or as a consultant, advisor, employee, partner, owner, manager, officer or stockholder, or in any other capacity whatsoever) with respect to any Person, if such Person is engaged or to be engaged in any business, conduct or activity in competition with the Business of Impact, except as a shareholder for investment purposes holding less than a five percent interest in a corporation whose shares are traded on a securities exchange or on an over-the-counter market;

(d)

lend the Covenantor’s name, likeness, signature or any similar identification to any Person if such Person is engaged or to be engaged in any business, conduct or activity in competition with the Business of Impact; or

(e)

develop, design, manufacture, sell or solicit for sale or lease products including computer programs, codes and documentation similar in concept or function to those purchased by Impact pursuant to the Purchase Agreement.

2.2

No Geographical Limit

The Vendor and the Covenantor acknowledge and agree that there can be no geographic limit to their covenants not to compete in section 2.1 above due to the nature of and the extent of the Business of Impact, the market for Impact’s products and the technologies with which Impact is involved.

2.3

Acknowledgement

Impact acknowledges and agrees that the Vendor and the Covenantor are otherwise free to engage in paid or unpaid non-competing work not otherwise restricted by the covenants not to compete in section 2.1 above.

ARTICLE 3
NON-SOLICITATION

3.1

Non-Solicitation of Employees

The Vendor and the Covenantor hereby, jointly and severally, agree that during the Restricted Period they shall not, directly or indirectly, either for themselves or any other Person without written consent of Impact:

(a)

induce or attempt to induce any employee of Impact or any of its Affiliates, to leave the employ of Impact or any of its Affiliate; or

(b)

employ, offer to employ or otherwise engage as an employee, independent contractor or agent, any Person who, as of or following the date hereof, is or becomes an employee of Impact or its Affiliates.

3.2

Non-Solicitation of Customers and Suppliers

The Vendor and the Covenantor hereby, jointly and severally, agree that during the Restricted Period they shall not, directly or indirectly, either for themselves or any other Person, without written consent of Impact:

(a)

solicit the business of any Person known to be a customer or supplier of the Business of Impact prior to the date hereof, with respect to products, services or activities which are part of the Business of Impact;

(b)

solicit the business of any Person known to be a customer or supplier of Impact after the date hereof, with respect to products, services or activities which are part of the Business of Impact; or

(c)

sell or offer to sell products or services which are the same as or similar to the products or services of Impact offered to any Person which is currently a customer of the Business of Impact.

ARTICLE 4
GENERAL CONTRACT PROVISIONS

4.1

Equitable Remedies

The parties hereto recognize that a breach by the Vendor or the Covenantor of any of the covenants herein contained would result in damages to Impact which may not be adequately compensable by way of monetary damages. In the event of such a breach, then in addition to all other remedies available to Impact, whether pursuant to common law or equitable remedies, Impact will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.2

Reasonableness

The parties agree that all restrictions in this Agreement are necessary and fundamental to the protection of the Business of Impact and that all restrictions are reasonable and valid because of the nature of the work and value of the information in the possession of the Vendor and the Covenantor.  The Vendor and the Covenantor hereby waive all defences to the strict enforcement by them of such restrictions.  The Vendor and the Covenantor hereby covenant and confirm that they have received sufficient consideration pursuant to the Purchase Agreement in order to agree to the terms set out herein.

4.3

Scope of Restrictions

If the period of time or the geographic limitation stipulated herein is longer or greater than the maximum period of time or maximum geographic limitation allowed by law, then the period of time or geographic area stipulated herein shall be deemed to be the maximum permitted by law, as the case maybe.

4.4

Governing Law

This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  Any legal action or other legal proceeding relating to this Agreement or its enforcement may be brought in any provincial or federal court in the Provinces of British Columbia.

4.5

Currency

Except as otherwise stated herein, dollar amounts referred to in this Agreement shall be in Canadian funds.

4.6

Interpretation

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed and agreeing with the required word and/or pronoun.  The division of this Agreement into articles, sections, subsections and schedules are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

4.7

Rules of Construction

The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.8

Expenses

Save and except as otherwise provided herein, each party shall be responsible for its own legal fees and other expenses incurred in connection with this Agreement.

4.9

Time of the Essence

Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

4.10

Entire Agreement

This Agreement and the written agreement(s) explicitly referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto (or among their respective counsel) with respect to the subject matter hereof.

4.11

Amendment

This Agreement shall not be amended except in writing signed by all of the parties hereto, and any amendment hereof shall be null and void and shall not be binding upon any such party which has not given its consent as aforesaid.

4.12

Assignment

No party hereto may assign this Agreement or any part hereof without the prior written consent of the other parties hereto.  Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

4.13

Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.14

Severability

In the event that any of the representations, warranties or covenants or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or the validity of the remaining terms or portions thereof of this Agreement, and such unenforceable or invalid representation, warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTED by IMPACT TECHNOLOGIES INC. in the presence of: _______________________________ Witness	) ) ) ) ) ) )	IMPACT TECHNOLOGIES INC. per: ________________________________ Authorized Signatory

EXECUTED by BANYAN TECH VENTURES INC. in the presence of: _______________________________ Witness	) ) ) ) ) ) )	BANYAN TECH VENTURES INC. per: ________________________________ Authorized Signatory

SIGNED, SEALED and DELIVERED by LENNOX ONG in the presence of: _______________________________ Witness	) ) ) ) ) ) )	/s/ Lennox Ong LENNOX ONG